Exhibit 32

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Watermark Lodging Trust, Inc. on Form 10-K for the year ended December 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of Watermark Lodging Trust, Inc. does hereby certify, to the best of such officer’s knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Watermark Lodging Trust, Inc.

Date: March 12, 2021

/s/ Michael G. Medzigian
Michael G. Medzigian
Chief Executive Officer

Date: March 12, 2021

/s/ Mallika Sinha
Mallika Sinha
Chief Financial Officer

The certification set forth above is being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report as a separate disclosure document of Watermark Lodging Trust, Inc. or the certifying officers.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Watermark Lodging Trust, Inc. and will be retained by Watermark Lodging Trust, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.